Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 54 to Registration Statement No. 2-69062 on Form N-1A of our report dated February 18, 2015, relating to the financial statements and financial highlights of BlackRock Government Money Market Portfolio (formerly BlackRock Money Market Portfolio) one of the portfolios constituting BlackRock Series Fund, Inc., (the “Series”) , appearing in the Annual Report on Form N-CSR of the Series for the year ended December 31, 2014. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
August 31, 2015